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                                                                   EXHIBIT 23.04



                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49419 of AT&T Corp. on Form S-4 of our report dated March 3, 1998, appearing in the Annual Report on Form 10-K of Teleport Communications Group Inc., and to the reference to us under the headings "Selected Historical Financial Information - TCG"; and "Experts" in the Information Statement/Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York
April 27, 1998